UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 27, 2007
Centerplate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31904	13-3870167

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2187 Atlantic Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 975-5900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     Updating information related to its arrangement with the New York Yankees, Centerplate, Inc. stated today that its contract to handle the merchandise at Legends Field, the Yankees’ spring training and minor league facility in Tampa, Florida, has expired and the Yankees have decided to handle the selling of merchandise at that facility in-house. The Legends Field merchandise business is not a material portion of Centerplate’s business.
     Centerplate will continue to manage all food and beverage concessions at Legends Field and all food and beverage and merchandise operations at Yankee Stadium in the Bronx. Centerplate’s existing contract for Yankee Stadium is currently scheduled to expire on December 31, 2008. Centerplate does not know what its role, if any, will be with respect to the new Yankee Stadium, which is currently expected to open in 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2007

Centerplate, Inc.
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President and CFO